Exhibit 15.6
External Consultant Consent Letter- AM Kryvyi Rih

SRK Consulting (Canada) Inc.
2200-1066 West Hastings Street
Vancouver, BC V6E 3X2
Canada

Dear Sirs/Mesdames:

RE: United States Securities and Exchange Commission reporting of 2020 Mineral Reserves

I hereby consent to;

a.SRK Consulting (Canada) Inc. being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2020 (the "2020 20-F”) as having, in 2019, independently reviewed the figures of mineral reserve estimates and pit optimizations for Ukraine open pit (ArcelorMittal Krivyi Rih Open Pit) prepared by KAI with support from ArcelorMittal's local team, and in 2020, supported progressive implementation of improvement actions; and

a.the incorporation by reference of the 2020 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-223400 on Form F-3.

For and on behalf of mining consulting firm SRK Consulting (Canada) Inc.:

Project Manager

/s/ Anoush Ebrahimi
Anoush Ebrahimi P. Eng., Ph.D.
Principal Consultant

Date: 9th Feb, 2021